PBF Energy Announces Third Quarter 2023 Results and Declares Dividend of $0.25 per Share

•Third quarter income from operations of $1,077.1 million (excluding special items, third quarter income from operations of $1,145.6 million)
•Increased quarterly dividend by 25% to $0.25 per share
•Reduced debt by approximately $170 million
•St. Bernard Renewables reports profitability in first full quarter of operations
•Repurchased approximately 14.3 million shares for approximately $590 million, from inception to date

PARSIPPANY, NJ - November 2, 2023 - PBF Energy Inc. (NYSE:PBF) today reported third quarter 2023 income from operations of $1,077.1 million as compared to income from operations of $1,400.0 million for the third quarter of 2022. Excluding special items, third quarter 2023 income from operations was $1,145.6 million as compared to income from operations of $1,403.0 million for the third quarter of 2022.

The company reported third quarter 2023 net income of $794.1 million and net income attributable to PBF Energy Inc. of $786.4 million or $6.11 per share. This compares to net income of $1,084.2 million, and net income attributable to PBF Energy Inc. of $1,056.4 million or $8.40 per share for the third quarter 2022. Non-cash special items included in the third quarter 2023 results, which decreased net income by a net, after-tax charge of $65.0 million, or $0.50 per share, primarily consisted of a change in fair value of the contingent consideration associated with the acquisition of the Martinez refinery and related logistics assets, loss on extinguishment of debt and exit costs associated with the early termination of the Inventory Intermediation Agreement. Adjusted fully-converted net income for the third quarter 2023, excluding special items, was $857.0 million, or $6.61 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net income of $1,008.1 million or $7.96 per share, for the third quarter 2022.

Matt Lucey, PBF Energy's President and CEO, said, “With the financial results of the third quarter, PBF has further strengthened its financial condition, while continuing to invest in our assets. We reduced and extended maturities of our debt and increased liquidity.” Mr. Lucey continued, “For its first quarter of operations, SBR has generated positive earnings which provides validation for our partnership and investment in the renewable fuels sector.”
Mr. Lucey concluded, “Looking ahead, our balance sheet and the safe, reliable operations of all our assets remain our primary focus. We saw increased volatility in the refined product markets as we entered the fourth quarter and we expect that volatility to continue. We have actively positioned PBF, financially and operationally, to be resilient in all market conditions. PBF's path forward is bright and we are committed to generating long-term value for our investors through prudent capital allocation.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.25 per share of Class A common stock on November 30, 2023, to holders of record at the close of business on November 15, 2023.

St. Bernard Renewables
As previously announced, on June 28, 2023, Eni Sustainable Mobility SpA and PBF announced the closing of the 50-50 partnership in SBR, an operating biorefinery co-located with PBF’s Chalmette Refinery in Louisiana. PBF’s affiliate contributed the biorefinery and other assets comprising the business to SBR and Eni Sustainable Mobility’s affiliate has made capital reimbursements and contributions totaling $845.5 million to PBF following successful closing of the transaction and commencement of operations of the pre-treatment unit (“PTU”).

SBR averaged over 17,000 barrels per day of renewable diesel production in the third quarter. Post start-up, operations are being optimized and production in the fourth quarter of 2023 will be impacted by an ongoing catalyst change at the renewable diesel unit during October and November.

PBF Strategic Update and Outlook
PBF remains committed to the safety and reliability of our operations. Through successful operational execution, we seek to maintain the quality of our balance sheet and preserve the ability of our assets to continue supporting our long-term strategic goal of increasing the value of our company. At quarter-end, we had approximately $1.9 billion of cash and approximately $1.2 billion of total debt. Our outstanding environmental credit payables were reduced by approximately $340 million in the third quarter, over $900 million year-to-date, and we expect to further reduce our environmental credit payables to more normalized levels over the next several quarters.

We remain active on our $1 billion share repurchase program. To date, we have repurchased approximately $590 million of equity, including approximately $115 million in the third quarter.

Our operational execution and balance sheet improvements have generated significant value for our investors in the near-term and, more importantly, demonstrate our commitment to fiscal discipline, long-term value and shareholder returns.

As always, the safety and reliability of our core operations are paramount. We continue investing in all our assets and expect full-year 2023 refining capital expenditures, excluding capital expenditures related to SBR, to be in the $800 to $850 million range. We are currently conducting extensive turnaround work on the West Coast, at both our Torrance and Martinez refineries.

Timing and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. Fourth quarter throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	Fourth Quarter 2023
	Low	High
East Coast	315,000	335,000
Mid-continent	135,000	145,000
Gulf Coast	170,000	180,000
West Coast	250,000	270,000
Total	870,000	930,000
Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions, and company configuration. Year-to-date actual throughput and quarterly guidance should be used to adjust full-year expectations. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, November 2, 2023, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 869-3847 or (201) 689-8261. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s expectations with respect to SBR, including SBR plans, objectives, expectations and intentions with respect to future earnings and operations. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues	$10,733.5	$12,764.6	$29,186.1	$35,984.0
Cost and expenses:
Cost of products and other	8,720.3	10,417.3	24,423.6	30,004.0
Operating expenses (excluding depreciation and amortization expense as reflected below)	645.3	646.0	2,023.7	1,904.0
Depreciation and amortization expense	140.1	128.1	424.2	366.5
Cost of sales	9,505.7	11,191.4	26,871.5	32,274.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	92.9	168.2	257.1	374.9
Depreciation and amortization expense	3.8	2.0	8.0	5.8
Change in fair value of contingent consideration, net	65.3	3.0	32.4	130.9
Equity income in investee	(14.6)	—	(14.6)	—
Loss (gain) on formation of SBR equity method investment	3.2	—	(965.7)	—
Loss (gain) on sale of assets	0.1	—	(1.3)	0.3
Total cost and expenses	9,656.4	11,364.6	26,187.4	32,786.4
Income from operations	1,077.1	1,400.0	2,998.7	3,197.6
Other income (expense):
Interest expense, net	(22.7)	(52.7)	(55.2)	(216.6)
Change in Tax Receivable Agreement liability	—	(1.7)	—	(288.2)
Change in fair value of catalyst obligations	(0.1)	(2.6)	1.1	(0.3)
Loss on extinguishment of debt	(5.7)	(69.9)	(5.7)	(66.1)
Other non-service components of net periodic benefit cost	0.1	2.2	0.5	6.6
Income before income taxes	1,048.7	1,275.3	2,939.4	2,633.0
Income tax expense	254.6	191.1	729.0	316.3
Net income	794.1	1,084.2	2,210.4	2,316.7
Less: net income attributable to noncontrolling interests	7.7	27.8	21.5	77.7
Net income attributable to PBF Energy Inc. stockholders	$786.4	$1,056.4	$2,188.9	$2,239.0

Net income available to Class A common stock per share:
Basic	$6.35	$8.65	$17.38	$18.46
Diluted	$6.11	$8.40	$16.76	$18.03
Weighted-average shares outstanding-basic	123,793,179	122,113,570	125,938,259	121,299,726
Weighted-average shares outstanding-diluted	129,690,375	126,585,809	131,547,028	125,092,933

Dividends per common share	$0.20	$—	$0.60	$—

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$792.0	$1,063.3	$2,204.4	$2,254.9
Adjusted fully-converted net income per fully exchanged, fully diluted share	$6.11	$8.40	$16.76	$18.03
Adjusted fully-converted shares outstanding - diluted (Note 6)	129,690,375	126,585,809	131,547,028	125,092,933

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME TO ADJUSTED FULLY-CONVERTED NET INCOME AND ADJUSTED FULLY-CONVERTED NET INCOME EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income attributable to PBF Energy Inc. stockholders	$786.4	$1,056.4	$2,188.9	$2,239.0
Less: Income allocated to participating securities	—	—	—	—
Income available to PBF Energy Inc. stockholders - basic	786.4	1,056.4	2,188.9	2,239.0
Add: Net income attributable to noncontrolling interests (Note 2)	7.6	9.2	21.0	21.4
Less: Income tax expense (Note 3)	(2.0)	(2.3)	(5.5)	(5.5)
Adjusted fully-converted net income	$792.0	$1,063.3	$2,204.4	$2,254.9
Special items (Note 4):
Add: Change in fair value of contingent consideration, net	65.3	3.0	32.4	130.9
Add: Loss on extinguishment of debt and termination of Inventory Intermediation Agreement	19.2	69.9	19.2	66.1
Add: Change in Tax Receivable Agreement liability	—	1.7	—	288.2
Add: Gain on land sales	—	—	(1.7)	—
Add: Loss (gain) on formation of SBR equity method investment	3.2	—	(965.7)	—
Add: Net tax benefit on remeasurement of deferred tax assets	—	(110.4)	—	(233.8)
Less: Recomputed income tax on special items (Note 3)	(22.7)	(19.4)	238.2	(125.7)
Adjusted fully-converted net income excluding special items	$857.0	$1,008.1	$1,526.8	$2,380.6

Weighted-average shares outstanding of PBF Energy Inc.	123,793,179	122,113,570	125,938,259	121,299,726
Conversion of PBF LLC Series A Units (Note 5)	910,494	910,457	910,469	920,529
Common stock equivalents (Note 6)	4,986,702	3,561,782	4,698,300	2,872,678
Fully-converted shares outstanding - diluted	129,690,375	126,585,809	131,547,028	125,092,933

Adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 6)	$6.11	$8.40	$16.76	$18.03

Adjusted fully-converted net income excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$6.61	$7.96	$11.61	$19.03

	Three Months Ended		Nine Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS	September 30,		September 30,
	2023	2022	2023	2022
Income from operations	$1,077.1	$1,400.0	$2,998.7	$3,197.6
Special Items (Note 4):
Add: Change in fair value of contingent consideration, net	65.3	3.0	32.4	130.9
Add: Gain on land sales	—	—	(1.7)	—
Add: Loss (gain) on formation of SBR equity method investment	3.2	—	(965.7)	—
Income from operations excluding special items	$1,145.6	$1,403.0	$2,063.7	$3,328.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2023	2022	2023	2022

Net income	$794.1	$1,084.2	$2,210.4	$2,316.7
Add: Depreciation and amortization expense	143.9	130.1	432.2	372.3
Add: Interest expense, net	22.7	52.7	55.2	216.6
Add: Income tax expense	254.6	191.1	729.0	316.3
EBITDA	$1,215.3	$1,458.1	$3,426.8	$3,221.9
Special Items (Note 4):
Add: Change in fair value of contingent consideration, net	65.3	3.0	32.4	130.9
Add: Loss on extinguishment of debt	5.7	69.9	5.7	66.1
Add: Change in Tax Receivable Agreement liability	—	1.7	—	288.2
Add: Gain on land sales	—	—	(1.7)	—
Add: Loss (gain) on formation of SBR equity method investment	3.2	—	(965.7)	—
EBITDA excluding special items	$1,289.5	$1,532.7	$2,497.5	$3,707.1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2023	2022	2023	2022

EBITDA	$1,215.3	$1,458.1	$3,426.8	$3,221.9
Add: Stock-based compensation	8.8	6.9	27.7	24.9
Add: Change in fair value of catalyst obligations	0.1	2.6	(1.1)	0.3
Add: Change in fair value of contingent consideration, net (Note 4)	65.3	3.0	32.4	130.9
Add: Loss on extinguishment of debt (Note 4)	5.7	69.9	5.7	66.1
Add: Change in Tax Receivable Agreement liability (Note 4)	—	1.7	—	288.2
Add: Gain on land sales (Note 4)	—	—	(1.7)	—
Add: Loss (gain) on formation of SBR equity method investment (Note 4)	3.2	—	(965.7)	—
Adjusted EBITDA	$1,298.4	$1,542.2	$2,524.1	$3,732.3

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	September 30,	December 31,
	2023	2022
Balance Sheet Data:
Cash and cash equivalents	$1,892.5	$2,203.6
Inventories	3,180.9	2,763.6
Total assets	14,692.8	13,549.1
Total debt	1,243.0	1,959.1
Total equity	6,861.8	5,056.0
Total equity excluding special items (Note 4, 13)	$5,788.7	$4,660.5

Total debt to capitalization ratio (Note 13)	15%	28%
Total debt to capitalization ratio, excluding special items (Note 13)	18%	30%
Net debt to capitalization ratio* (Note 13)	(10)%	(5)%
Net debt to capitalization ratio, excluding special items* (Note 13)	(13)%	(6)%

* Negative ratio exists as of September 30, 2023 and December 31, 2022 as cash is in excess of debt.

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)
	Nine Months Ended September 30,
	2023	2022
Cash flows provided by operating activities	$1,032.6	$3,648.9
Cash flows used in investing activities	(105.8)	(683.7)
Cash flows used in financing activities	(1,237.9)	(2,398.1)
Net change in cash and cash equivalents	(311.1)	567.1
Cash and cash equivalents, beginning of period	2,203.6	1,341.5
Cash and cash equivalents, end of period	$1,892.5	$1,908.6

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended September 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$10,725.3	$94.8	$—	$(86.6)	$10,733.5
Depreciation and amortization expense	131.2	8.9	3.8	—	143.9
Income (loss) from operations (1)	1,175.7	49.6	(148.2)	—	1,077.1
Interest expense (income), net	10.1	(0.9)	13.5	—	22.7
Capital expenditures (2)	183.7	3.4	3.1	—	190.2

	Three Months Ended September 30, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$12,752.3	$89.6	$—	$(77.3)	$12,764.6
Depreciation and amortization expense	119.1	9.0	2.0	—	130.1
Income (loss) from operations	1,522.9	44.7	(167.6)	—	1,400.0
Interest expense, net	3.2	9.7	39.8	—	52.7
Capital expenditures (2)	242.4	1.5	2.9	—	246.8

	Nine Months Ended September 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$29,159.2	$287.3	$—	$(260.4)	$29,186.1
Depreciation and amortization expense	397.1	27.1	8.0	—	432.2
Income from operations (1)	2,157.0	151.2	690.5	—	2,998.7
Interest (income) expense, net	(0.9)	2.9	53.2	—	55.2
Capital expenditures (2)	925.0	8.5	6.8	—	940.3

	Nine Months Ended September 30, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$35,944.5	$272.4	$—	$(232.9)	$35,984.0
Depreciation and amortization expense	338.9	27.6	5.8	—	372.3
Income (loss) from operations	3,552.4	140.4	(495.2)	—	3,197.6
Interest expense, net	11.8	30.0	174.8	—	216.6
Capital expenditures (2)	672.9	4.6	6.2	—	683.7

	Balance at September 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (3)	$12,890.3	$812.2	$1,028.6	$(38.3)	$14,692.8

	Balance at December 31, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$12,587.9	$863.1	$136.3	$(38.2)	$13,549.1

(1) Income from operations within Corporate for the three and nine months ended September 30, 2023 includes a loss of $3.2 million and a gain of $965.7 million, respectively, associated with the formation of the SBR equity method investment.

(2) For the three and nine months ended September 30, 2023, the Company’s refining segment includes $35.0 million and $300.3 million, respectively, of capital expenditures related to the biorefinery co-located with the Chalmette refinery in Louisiana (the “Renewable Diesel Facility”). For the three and nine months ended September 30, 2022, the Company’s refining segment included $103.0 million and $195.0 million, respectively, of capital expenditures related to the Renewable Diesel Facility.

(3) Corporate assets include our Equity method investment in SBR of $940.0 million.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Market Indicators (dollars per barrel) (Note 9)	2023	2022	2023	2022
Dated Brent crude oil	$87.02	$100.49	$82.11	$105.34
West Texas Intermediate (WTI) crude oil	$82.54	$91.63	$77.36	$98.46
Light Louisiana Sweet (LLS) crude oil	$84.93	$94.03	$79.82	$100.55
Alaska North Slope (ANS) crude oil	$87.95	$98.84	$81.74	$102.34
Crack Spreads:
Dated Brent (NYH) 2-1-1	$35.49	$37.51	$31.89	$38.14
WTI (Chicago) 4-3-1	$26.12	$35.35	$27.67	$32.63
LLS (Gulf Coast) 2-1-1	$36.19	$38.75	$32.24	$37.77
ANS (West Coast-LA) 4-3-1	$50.22	$46.87	$40.80	$44.45
ANS (West Coast-SF) 3-2-1	$48.88	$47.97	$40.53	$44.54
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.48	$8.86	$4.75	$6.87
Dated Brent less Maya (heavy, sour)	$14.59	$16.10	$14.24	$12.81
Dated Brent less WTS (sour)	$3.80	$8.26	$4.72	$6.89
Dated Brent less ASCI (sour)	$4.23	$11.22	$5.60	$9.55
WTI less WCS (heavy, sour)	$17.13	$22.61	$16.66	$18.74
WTI less Bakken (light, sweet)	$(1.97)	$(4.77)	$(2.20)	$(4.08)
WTI less Syncrude (light, sweet)	$(2.31)	$(6.30)	$(2.76)	$(3.54)
WTI less LLS (light, sweet)	$(2.38)	$(2.40)	$(2.46)	$(2.08)
WTI less ANS (light, sweet)	$(5.41)	$(7.21)	$(4.38)	$(3.88)
Effective RIN basket price	$7.42	$8.12	$7.76	$7.36
Natural gas (dollars per MMBTU)	$2.66	$7.95	$2.58	$6.69

Key Operating Information
Production (barrels per day ("bpd") in thousands)	952.7	996.7	919.6	933.7
Crude oil and feedstocks throughput (bpd in thousands)	939.7	984.7	909.2	920.4
Total crude oil and feedstocks throughput (millions of barrels)	86.4	90.6	248.2	251.3
Consolidated gross margin per barrel of throughput	$14.20	$17.36	$9.33	$14.76
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$22.24	$24.96	$18.09	$22.77
Refinery operating expense, per barrel of throughput (Note 11)	$7.12	$6.84	$7.80	$7.28
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	27%	31%	27%	32%
Medium	33%	39%	34%	35%
Light	21%	17%	21%	19%
Other feedstocks and blends	19%	13%	18%	14%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	48%	47%	48%	47%
Distillates and distillate blendstocks	34%	35%	34%	35%
Lubes	1%	1%	1%	1%
Chemicals	1%	1%	1%	2%
Other	17%	17%	17%	16%
Total yield	101%	101%	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	314.3	314.6	313.2	290.3
Crude oil and feedstocks throughput (bpd in thousands)	318.6	318.9	316.3	291.6
Total crude oil and feedstocks throughput (millions of barrels)	29.3	29.3	86.4	79.6
Gross margin per barrel of throughput	$11.13	$14.25	$7.47	$13.53
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$17.51	$20.78	$14.71	$21.14
Refinery operating expense, per barrel of throughput (Note 11)	$4.92	$5.31	$5.81	$6.19
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	19%	18%	14%	24%
Medium	37%	61%	42%	47%
Light	17%	4%	19%	9%
Other feedstocks and blends	27%	17%	25%	20%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	38%	38%	38%	40%
Distillates and distillate blendstocks	37%	38%	36%	38%
Lubes	2%	2%	2%	2%
Chemicals	1%	1%	1%	1%
Other	21%	20%	22%	19%
Total yield	99%	99%	99%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	156.0	162.5	137.4	155.5
Crude oil and feedstocks throughput (bpd in thousands)	152.6	159.3	135.0	152.6
Total crude oil and feedstocks throughput (millions of barrels)	14.0	14.7	36.8	41.7
Gross margin per barrel of throughput	$10.17	$15.26	$5.53	$13.56
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$17.46	$23.21	$14.41	$21.35
Refinery operating expense, per barrel of throughput (Note 11)	$5.88	$6.46	$7.20	$6.23
Crude and feedstocks (% of total throughput) (Note 12):
Medium	36%	32%	38%	35%
Light	63%	66%	61%	62%
Other feedstocks and blends	1%	2%	1%	3%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	52%	49%	52%
Distillates and distillate blendstocks	37%	36%	35%	36%
Chemicals	4%	5%	4%	5%
Other	10%	9%	14%	9%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	187.1	194.6	176.0	188.2
Crude oil and feedstocks throughput (bpd in thousands)	184.3	192.5	174.3	185.2
Total crude oil and feedstocks throughput (millions of barrels)	17.0	17.7	47.6	50.5
Gross margin per barrel of throughput	$12.52	$13.87	$10.37	$12.79
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$18.03	$20.25	$16.87	$19.36
Refinery operating expense, per barrel of throughput (Note 11)	$4.77	$5.41	$5.59	$5.69
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	17%	11%	17%	15%
Medium	40%	46%	37%	42%
Light	23%	22%	27%	27%
Other feedstocks and blends	20%	21%	19%	16%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	44%	45%	43%
Distillates and distillate blendstocks	34%	36%	35%	37%
Chemicals	1%	1%	1%	1%
Other	20%	20%	20%	21%
Total yield	102%	101%	101%	102%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	295.3	325.0	293.0	299.7
Crude oil and feedstocks throughput (bpd in thousands)	284.2	314.0	283.6	291.0
Total crude oil and feedstocks throughput (millions of barrels)	26.1	28.9	77.4	79.5
Gross margin per barrel of throughput	$18.92	$22.00	$10.51	$15.91
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$32.85	$33.02	$24.34	$27.31
Refinery operating expense, per barrel of throughput (Note 11)	$11.79	$9.48	$11.67	$9.94
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	59%	73%	62%	68%
Medium	23%	17%	20%	19%
Light	2%	1%	1%	1%
Other feedstocks and blends	16%	9%	17%	12%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	58%	55%	59%	56%
Distillates and distillate blendstocks	30%	33%	30%	31%
Other	16%	16%	14%	16%
Total yield	104%	104%	103%	103%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	September 30, 2023		September 30, 2022
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$10,733.5	$124.16	$12,764.6	$140.90
Less: Cost of sales	9,505.7	109.96	11,191.4	123.54
Consolidated gross margin	$1,227.8	$14.20	$1,573.2	$17.36
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$1,227.8	$14.20	$1,573.2	$17.36
Add: PBFX operating expense	34.2	0.40	30.3	0.34
Add: PBFX depreciation expense	8.9	0.10	9.0	0.10
Less: Revenues of PBFX	(94.8)	(1.10)	(89.6)	(0.99)
Add: Refinery operating expense	615.8	7.12	620.1	6.84
Add: Refinery depreciation expense	131.2	1.52	119.1	1.31
Gross refining margin	$1,923.1	$22.24	$2,262.1	$24.96
Gross refining margin excluding special items	$1,923.1	$22.24	$2,262.1	$24.96

	Nine Months Ended		Nine Months Ended
	September 30, 2023		September 30, 2022
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$29,186.1	$117.59	$35,984.0	$143.21
Less: Cost of sales	26,871.5	108.26	32,274.5	128.45
Consolidated gross margin	$2,314.6	$9.33	$3,709.5	$14.76
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$2,314.6	$9.33	$3,709.5	$14.76
Add: PBFX operating expense	101.4	0.41	87.9	0.35
Add: PBFX depreciation expense	27.1	0.11	27.6	0.11
Less: Revenues of PBFX	(287.3)	(1.16)	(272.4)	(1.08)
Add: Refinery operating expense	1,936.2	7.80	1,829.5	7.28
Add: Refinery depreciation expense	397.1	1.60	338.9	1.35
Gross refining margin	$4,489.1	$18.09	$5,721.0	$22.77
Gross refining margin excluding special items	$4,489.1	$18.09	$5,721.0	$22.77

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.0% and 25.9% for the 2023 and 2022 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the three and nine months ended September 30, 2023 and 2022 relate to net changes in fair value of contingent consideration, loss on extinguishment of debt and costs associated with the early termination of the Inventory Intermediation Agreement, changes in the Tax Receivable Agreement liability, gain on land sales, loss (gain) on the formation of the SBR equity method investment, net tax benefit on remeasurement of deferred tax assets, and recomputed income tax on special items, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

Change in fair value of contingent consideration, net - During the three months ended September 30, 2023, we recorded a net change in fair value of the Martinez Contingent Consideration which decreased income from operations and net income by $65.3 million and $48.3 million, respectively. During the nine months ended September 30, 2023, we recorded a net change in fair value of the Martinez Contingent Consideration which decreased income from operations and net income by $32.4 million and $24.0 million, respectively. During the three months ended September 30, 2022, we recorded a change in fair value of the Martinez Contingent Consideration which decreased income from operations and net income by $3.0 million and $2.2 million, respectively. During the nine months ended September 30, 2022, we recorded a change in fair value of the Martinez Contingent Consideration which decreased income from operations and net income by $130.9 million and $97.0 million, respectively.

Loss on extinguishment of debt and termination of Inventory Intermediation Agreement - During the three and nine months ended September 30, 2023, we recorded a pre-tax loss on extinguishment of debt related to the redemption of our 7.25% senior unsecured notes due 2025 and the amendment and restatement of the Revolving Credit Facility, which decreased income before income taxes and net income by $5.7 million and $4.2 million, respectively. During the three months ended September 30, 2022, we recorded a pre-tax loss on extinguishment of debt related to the redemption of our 9.25% senior secured notes due 2025 (the "2025 Senior Secured Notes"), which decreased income before income taxes and net income by $69.9 million and $51.8 million, respectively. During the nine months ended September 30, 2022, we recorded a pre-tax net loss on extinguishment of debt which decreased income before income taxes and net income by $66.1 million and $49.0 million, respectively, primarily related to the redemption of the 2025 Senior Secured Notes, partially offset by the repurchase of a portion of the 6.00% senior unsecured notes due 2028 and the 7.25% senior unsecured notes due 2025.

During the three and nine months ended September 30, 2023, in conjunction with the early termination of the Third Inventory Intermediation Agreement, we incurred certain one-time exit costs, which decreased income before income taxes and net income by $13.5 million and $10.0 million, respectively. These costs are included within Interest expense, net, in our Condensed Consolidated Statement of operations.

Gain on land sales - During the nine months ended September 30, 2023, we recorded a gain on the sale of a separate parcel of real property acquired as part of the Torrance refinery, but not part of the refinery itself, which increased income from operations and net income by $1.7 million and $1.3 million, respectively. There was no such gain in any other periods presented.

Loss (gain) on formation of SBR equity method investment - During the three months ended September 30, 2023, we recorded a loss associated with the formation of the SBR equity method investment which decreased income from operations and net income by $3.2 million and $2.4 million, respectively. During the nine months ended September 30, 2023, we recorded a net gain resulting from the difference between the carrying value and the fair value of the assets associated with the contributed SBR business, which increased income from operations and net income by $965.7 million and $714.6 million, respectively. There was no such gain or loss in any other periods presented.

Change in Tax Receivable Agreement liability - During the three and nine months ended September 30, 2023, there was no change in the Tax Receivable Agreement liability. During the three months ended September 30, 2022, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $1.7 million and $1.3 million, respectively. During the nine months ended September 30, 2022, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $288.2 million and $213.6 million, respectively. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in PBF Energy’s obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates, as well as periodic adjustments to our liability based, in part, on an updated estimate of the amounts that we expect to pay, using assumptions consistent with those used in our concurrent estimate of the deferred tax asset valuation allowance.

Net tax benefit on remeasurement of deferred tax assets - The deferred tax valuation allowance was reduced to zero as of December 31, 2022, therefore, there was no impact to our financial statements related to the remeasurement of deferred tax assets as of September 30, 2023. During the three and nine months ended September 30, 2022, we recorded a decrease to our deferred tax valuation allowance of $110.9 million and $308.5 million, respectively, in accordance with ASC 740, of which $110.4 million and $233.8 million, respectively, related to a tax benefit with respect to the remeasurement of deferred tax assets and the balance related to our net changes in the Tax Receivable Agreement Liability.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and nine months ended September 30, 2023 and 2022, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 2,000 and 28,809 shares of PBF Energy Class A common stock and PBF LLC Series A units because they are anti-dilutive for the three and nine months ended September 30, 2023, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 3,102,413 and 7,361,773 shares of PBF Energy Class A common stock and PBF LLC Series A units because they are anti-dilutive for the three and nine months ended September 30, 2022, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, change in the fair value of catalyst obligations, changes in the Tax Receivable Agreement liability due to factors out of PBF Energy’s control such as changes in tax rates, net change in the fair value of contingent consideration, gain on land sales, loss on extinguishment of debt, loss (gain) on the formation of the SBR equity method investment, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of September 30, 2023, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) Our market indicators table summarizes certain market indicators relating to our operating results as reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	September 30,	December 31,
	2023	2022
	(in millions)
Total debt	$1,243.0	$1,959.1
Total equity	6,861.8	5,056.0
Total capitalization	$8,104.8	$7,015.1

Total debt	$1,243.0	$1,959.1
Total equity excluding special items	5,788.7	4,660.5
Total capitalization excluding special items	$7,031.7	$6,619.6

Total equity	$6,861.8	$5,056.0
Special Items (Note 4)
Add: Change in fair value of contingent consideration, net	19.4	(13.0)
Add: Gain on land sales	(89.5)	(87.8)
Add: Gain on formation of SBR equity method investment	(965.7)	—
Add: Loss on extinguishment of debt and termination of Inventory Intermediation Agreement	53.1	33.9
Add: Cumulative historical equity adjustments (a)	(455.5)	(455.5)
Less: Recomputed income tax on special items	365.1	126.9
Net impact of special items	(1,073.1)	(395.5)
Total equity excluding special items	$5,788.7	$4,660.5

Total debt	$1,243.0	$1,959.1
Less: Cash and cash equivalents	1,892.5	2,203.6
Net Debt	$(649.5)	$(244.5)

Total debt to capitalization ratio	15%	28%
Total debt to capitalization ratio, excluding special items	18%	30%
Net debt to capitalization ratio*	(10)%	(5)%
Net debt to capitalization ratio, excluding special items*	(13)%	(6)%

*Negative ratio exists as of September 30, 2023 and December 31, 2022 as cash is in excess of debt.

(a) Refer to the Company’s 2022 Annual Report on Form 10-K (“Notes to Non-GAAP Financial Measures” within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2023.